Exhibit 99.1
Noranda Reports Second Quarter 2012 Results
Second Quarter 2012 Highlights

•	Diluted EPS was $0.36, compared to $0.24 in first quarter 2012 and $0.69 in second quarter 2011

•	Excluding special items, diluted EPS was $0.11, compared to $0.18 in first quarter 2012 and $0.46 in second quarter 2011

•	Total segment profit was $49.1 million, compared to $44.6 million in first quarter 2012 and $88.5 million in second quarter 2011

•	Operating activities used cash of $1.9 million, compared to generating cash flow of $55.5 million in second quarter 2011

•	Net Cash Cost was $0.73 per pound, compared to $0.78 in first quarter 2012 and $0.70 per pound in second quarter 2011

•	Cash and cash equivalents totaled $50.6 million and total liquidity was $216.1 million at June 30, 2012
Franklin, Tennessee – July 25, 2012 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for second quarter 2012.
"We continued to see stable demand and attractive premiums for our key primary and flat-rolled aluminum products during second quarter 2012," said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. "We maintain a positive outlook for aluminum's demand fundamentals and recently announced the initiation of value-creating capital projects totaling $56 million in the United States and Jamaica. We remain focused on our cost structure and cash flows, while operating our assets effectively and reliably across our integrated business platform."
Noranda reported second quarter 2012 net income of $25.3 million ($0.36 per diluted share), compared to first quarter 2012 net income of $16.2 million ($0.24 per diluted share) and second quarter 2011 net income of $47.4 million ($0.69 per diluted share). Excluding special items, Noranda reported second quarter 2012 net income of $7.8 million ($0.11 per diluted share), compared to $12.7 million ($0.18 per diluted share) in first quarter 2012 and second quarter 2011 net income of $31.4 million ($0.46 per diluted share).
Second quarter 2012 Results
Sales for second quarter 2012 were $371.7 million, compared to $353.5 million in first quarter 2012 and $426.3 million in second quarter 2011.

•
Comparing second quarter 2012 to first quarter 2012, sales increased $18.2 million, driven primarily by increased shipment volumes, particularly in the Primary Aluminum and Flat-Rolled Products segments. Across all segments, volumes contributed $21.9 million to the sales increase, offset by a $3.7 million decrease in sales related to a decline in the LME price of aluminum. The LME averaged $0.99 per pound in first quarter 2012, compared to $0.90 per pound in second quarter 2012. Noranda's realized price, inclusive of the Midwest Premium, averaged $1.05 per pound in first quarter 2012, compared to $1.01 per pound in second quarter 2012.

•
Comparing second quarter 2012 to second quarter 2011, sales decreased $54.6 million primarily due to a sharp decline in the LME aluminum price. Persistent global macro-economic concerns, particularly the European sovereign-debt crisis and fears of slowing economic growth in China, have dampened LME aluminum prices since the second half of 2011. Substantially all the Company's external revenues are linked to the LME aluminum price, which averaged $0.90 per pound in second quarter 2012, compared to $1.18 per pound in second quarter 2011. Noranda's realized price, inclusive of the Midwest Premium, was $1.01 per pound in second quarter 2012, compared to $1.26 per pound in second quarter 2011

Total second quarter 2012 segment profit was $49.1 million, compared to $44.6 million in first quarter 2012 and $88.5 million in second quarter 2011.

•
Second quarter 2012 segment profit improved $4.5 million compared to first quarter 2012. Slightly higher volumes and a lower integrated primary aluminum cash cost largely offset the impact of a decline in the LME aluminum price to increase total segment profit by $1.9 million. Lower corporate costs had a $2.4 million favorable impact on total segment profit.

•
Second quarter 2012 segment profit decreased by $39.4 million compared to second quarter 2011, driven primarily by lower average LME aluminum price levels in 2012. Over the course of 2011, the costs of certain raw material inputs, such as carbon-based products used in our Primary Aluminum segment and chemical products used in our Alumina segment, increased significantly. During 2012, those costs plateaued, resulting in relatively flat raw material input costs in second quarter 2012 relative to second quarter 2011.

Year-to-date Results
Sales for first half 2012 were $725.2 million, compared to $820.9 million in first half 2011. Of the decrease in sales, $85.1 million was attributable to lower realized prices. The LME price of aluminum averaged $0.94 per pound in first half 2012, compared to $1.16 per pound in first half 2011. Noranda's realized price, inclusive of the Midwest Premium, averaged $1.03 per pound in the first half of 2012 compared to $1.22 per pound in the first half of 2011. The remaining $10.6 million decrease in sales was attributable primarily to lower volumes in the Bauxite and Primary Aluminum segments.
Total segment profit was $93.7 million in first half 2012 and $170.6 million in first half 2011. The decrease in segment profit from first half 2012 resulted from several factors, most notably the decrease in the LME price of aluminum. Prices of carbon-based and chemical products input costs, though somewhat lower in the first half 2012 compared to second half 2011, were higher in first half 2012 compared to first half 2011, which further decreased first half 2012 segment profit.
Segment Information

	Three months ended
	June 30, 2012	March 31, 2012	June 30, 2011

Key primary aluminum products segment metrics:
Average realized Midwest transaction price (per pound)	$1.01	$1.05	$1.26
Integrated net cash cost for primary aluminum products (per pound shipped)	$0.73	$0.78	$0.70
Total primary aluminum shipments (pounds, in millions)	146.2	142.2	144.0
Segment profit (loss) (in millions):
Bauxite	$1.4	$2.2	$6.0
Alumina	13.7	13.7	27.6
Primary Aluminum	23.1	25.7	48.0
Flat-Rolled Products	14.6	14.5	16.2
Corporate	(6.3)	(8.7)	(7.2)
Eliminations	2.6	(2.8)	(2.1)
	$49.1	$44.6	$88.5
Bauxite. The Bauxite segment reported a $1.4 million segment profit in second quarter 2012, compared to $2.2 million in first quarter 2012 and $6.0 million profit in second quarter 2011.

•
Compared to first quarter 2012, second quarter 2012 Bauxite segment profit decreased $0.8 million due primarily to lower LME-linked external bauxite prices, as well as decreased shipments due to the timing of vessels.

•
Compared to second quarter 2011, second quarter 2012 Bauxite segment profit decreased $4.6 million due primarily to lower LME-linked external bauxite prices, lower 2012 sales volumes and higher energy and operating costs.

Alumina. The Alumina segment reported a $13.7 million segment profit in second quarter 2012, compared to $13.7 million in first quarter 2012 and $27.6 million in second quarter 2011.

•
Compared to first quarter 2012, second quarter 2012 Alumina results were relatively unchanged as improved operating costs, including lower natural gas prices, offset the $1.5 million negative impact of lower LME-indexed internal and external selling prices.

•
Compared to second quarter 2011, second quarter 2012 Alumina segment profit was $13.9 million lower, primarily reflecting the $16.2 million negative impact from lower LME-linked internal and external alumina prices. In addition to the unfavorable impact from alumina prices, year over year performance reflects the impact of lower natural gas prices and higher prices on chemical inputs such as caustic soda.

Primary Aluminum. Segment profit in second quarter 2012 was $23.1 million, compared to $25.7 million in first quarter 2012 and $48.0 million in second quarter 2011.

•
Compared to first quarter 2012, second quarter 2012 Primary Aluminum segment profit decreased $2.6 million, primarily reflecting a decline in the LME aluminum price, as well as the impact in second quarter 2012 of one month of seasonal peak power rates, resulting in higher power costs in comparison to first quarter 2012.

These seasonal peak power rates increased the Company's integrated primary aluminum cash cost by approximately $0.03 per pound in second quarter 2012 compared to first quarter 2012. Third quarter results will reflect the full impact of seasonal peak power rates, or approximately $0.11 per pound in total. There are no seasonal peak power rates in first or fourth quarters.

•	Compared to second quarter 2011, the second quarter 2012 decrease in segment profit reflected the impact from lower

2012 LME aluminum prices and higher 2012 costs for carbon-based products, such as coke.
Flat-Rolled Products. Segment profit in second quarter 2012 was $14.6 million, compared to $14.5 million in the first quarter 2012 and $16.2 million in second quarter 2011.

•
Compared to first quarter 2012, second quarter 2012 Flat-Rolled Products segment profit was relatively unchanged as the favorable impact of higher shipment volumes was offset by the unfavorable impact of timing differences in metal margins.

•	Compared to second quarter 2011, second quarter 2012 segment profit decreased $1.6 million, on stable volumes due to the unfavorable impact of timing differences in metal margins.
Liquidity and Capital Resources
At June 30, 2012, the Company had $50.6 million of cash and cash equivalents and $165.5 million of available borrowing capacity under its asset-based revolving credit facility.
Operating activities used $1.9 million of cash in the second quarter 2012, compared to using cash of $16.4 million in first quarter 2012 and generating cash of $55.5 million in second quarter 2011. The table below summarizes the driving factors in the variability of our operating cash flow.

	Three months ended
(in millions)	June 30, 2012	March 31, 2012	June 30, 2011

Segment profit	$49.1	$44.6	$88.5
Gas hedges	(10.6)	(9.6)	(6.0)
Other operating cash flows	(12.1)	(6.3)	(6.2)
Interest	(11.6)	(3.5)	(0.7)
Tax payments	(23.2)	(1.9)	(36.9)
Operating working capital	6.5	(39.7)	16.8
Cash provided by (used in) operating activities	$(1.9)	$(16.4)	$55.5
The Company’s net debt (defined as debt less cash) to book equity ratio was 3.0 to 1 at June 30, 2012, and its net debt to trailing twelve month Adjusted EBITDA ratio was 3.6 to 1.
Capital Investment Projects
Yesterday, the Company announced plans to move forward on two capital projects: a $45 million investment to build a new rod mill and an $11 million investment to further expand harbor capacity at Port Rhodes in Discovery Bay, Jamaica.

•
The scope of the $45 million rod mill project includes infrastructure development and construction of a new, state-of-the-art mill to produce redraw rod, which is used in the manufacturing of electrical wire and various types of cable, as well as for deoxidizing steel. The Company anticipates that the project will increase its annual redraw rod capacity and reduce costs. The Company expects spending on the project to begin in 2013, and expects expect full production to be realized in 2015.

•
In early 2011, the Company completed a $6 million project that allowed for more efficient use of vessels by improving port infrastructure and completing a certain amount of dredging. The new phase consists principally of harbor dredging and builds on the previous phase to further reduce costs and provide greater flexibility for shipping activities. The Company expects to initiate spending on this project in late 2012 and to complete the project during late 2013.

The Company also announced that it had deferred evaluation of a previously announced proposed project to define and build new recycling and re-melt facilities at its Huntingdon facility.
For 2012 as a whole, the Company expects capital expenditures to be approximately $78.0 million, of which $41.9 million has been incurred through June 30, 2012.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	$	$	$	$
Statements of operations data:
Sales	371.7	426.3	725.2	820.9
Operating costs and expenses:
Cost of sales	331.9	353.1	636.1	681.4
Selling, general and administrative expenses	14.8	20.6	40.5	45.5
Total operating costs and expenses	346.7	373.7	676.6	726.9
Operating income	25.0	52.6	48.6	94.0
Other expenses (income):
Interest expense, net	8.8	5.5	15.3	11.2
Gain on hedging activities, net	(22.4)	(24.3)	(37.1)	(46.1)
Debt refinancing expense	—	—	8.1	—
Total other income, net	(13.6)	(18.8)	(13.7)	(34.9)
Income before income taxes	38.6	71.4	62.3	128.9
Income tax expense	13.3	24.0	20.8	43.2
Net income	25.3	47.4	41.5	85.7
Net income per common share:
Basic	0.38	0.71	0.62	1.28
Diluted	0.36	0.69	0.60	1.26
Weighted-average common shares outstanding:
Basic	67.46	66.93	67.40	66.88
Diluted	69.33	68.32	69.09	68.22
Cash dividends declared per common share	0.04	—	1.33	—
Sales by segment:
Bauxite	32.3	36.4	65.5	74.5
Alumina	93.2	109.2	187.7	213.1
Primary Aluminum	162.2	192.6	324.1	373.4
Flat-Rolled Products	158.9	173.7	304.0	325.1
Eliminations	(74.9)	(85.6)	(156.1)	(165.2)
Total	371.7	426.3	725.2	820.9
Segment profit (loss):
Bauxite	1.4	6.0	3.6	12.4
Alumina	13.7	27.6	27.4	50.5
Primary Aluminum	23.1	48.0	48.8	95.8
Flat-Rolled Products	14.6	16.2	29.1	29.7
Corporate	(6.3)	(7.2)	(15.0)	(13.8)
Eliminations	2.6	(2.1)	(0.2)	(4.0)
Total	49.1	88.5	93.7	170.6
Financial and other data:
Average realized Midwest transaction price (per pound)	1.01	1.26	1.03	1.22
Net Cash Cost (per pound shipped)	0.73	0.70	0.75	0.68
Shipments:
Third party shipments:
Bauxite (kMts)	562.2	617.9	1,010.8	1,234.0
Alumina (kMts)	163.0	156.0	328.3	322.0
Primary Aluminum (pounds, in millions)	127.6	129.3	249.1	259.2
Flat-Rolled Products (pounds, in millions)	101.8	100.1	195.2	191.4
Intersegment shipments:
Bauxite (kMts)	600.1	608.4	1,296.5	1,269.0
Alumina (kMts)	125.7	132.1	248.6	257.0
Primary Aluminum (pounds, in millions)	18.6	14.7	39.3	27.8

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	June 30, 2012	December 31, 2011
	$	$
ASSETS
Current assets:
Cash and cash equivalents	50.6	42.7
Accounts receivable, net	136.5	107.6
Inventories, net	197.8	186.5
Taxes receivable	1.6	—
Prepaid expenses	22.0	13.3
Other current assets	14.1	41.3
Total current assets	422.6	391.4
Property, plant and equipment, net	695.3	699.8
Goodwill	137.6	137.6
Other intangible assets, net	64.1	67.1
Other assets	86.0	81.6
Total assets	1,405.6	1,377.5
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	97.5	95.9
Accrued liabilities	54.0	87.3
Taxes payable	—	2.6
Derivative liabilities, net	25.5	40.9
Deferred tax liabilities	24.2	35.9
Current portion of long-term debt	3.3	2.4
Total current liabilities	204.5	265.0
Long-term debt, net	593.9	426.1
Long-term derivative liabilities, net	0.4	0.1
Pension and other post-retirement benefit ("OPEB") liabilities	167.3	175.7
Other long-term liabilities	48.6	46.2
Long-term deferred tax liabilities	201.1	202.8
Common stock subject to redemption (0.2 shares at June 30, 2012 and December 31, 2011)	2.0	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at June 30, 2012 and December 31, 2011)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 67.5 shares issued and outstanding at June 30, 2012; 67.3 shares issued and outstanding at December 31, 2011, including 0.2 shares subject to redemption at June 30, 2012 and December 31, 2011)	0.7	0.7
Capital in excess of par value	231.5	231.9
Retained earnings	15.4	63.4
Accumulated other comprehensive loss	(65.8)	(42.4)
Total shareholders’ equity	181.8	253.6
Non-controlling interest	6.0	6.0
Total equity	187.8	259.6
Total liabilities and equity	1,405.6	1,377.5

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	$	$	$	$
OPERATING ACTIVITIES
Net income	25.3	47.4	41.5	85.7
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	23.7	24.5	46.6	48.1
Non-cash interest expense	0.7	9.6	1.4	10.3
Last in, first out and lower of cost or market inventory adjustments	0.6	9.1	(4.3)	19.2
(Gain) loss on disposal of assets	(3.2)	0.4	(2.6)	1.5
Gain on hedging activities, net of cash settlements	(35.0)	(31.0)	(61.0)	(58.0)
Debt refinancing expense	—	—	8.1	—
Deferred income taxes	2.4	5.2	0.1	5.4
Share-based compensation expense	0.8	1.5	3.0	3.5
Excess tax benefit related to share-based payment arrangements	—	(0.6)	—	(0.7)
Changes in other assets	(2.0)	(1.1)	(3.4)	(6.9)
Changes in pension, other post-retirement and other long-term liabilities	2.4	(5.4)	1.1	(2.3)
Changes in current operating assets and liabilities:
Accounts receivable, net	(0.1)	11.1	(29.0)	(18.0)
Inventories, net	14.2	(11.8)	(8.7)	(28.6)
Taxes receivable and taxes payable	(12.0)	(19.1)	(4.2)	(7.1)
Other current assets	(10.0)	(14.5)	22.2	(18.1)
Accounts payable	(7.6)	17.5	4.5	28.3
Accrued liabilities	(2.1)	12.7	(33.6)	14.3
Cash provided by (used in) operating activities	(1.9)	55.5	(18.3)	76.6
INVESTING ACTIVITIES
Capital expenditures	(20.3)	(15.8)	(41.9)	(29.3)
Proceeds from sale of property, plant and equipment	4.8	2.4	4.8	2.4
Cash used in investing activities	(15.5)	(13.4)	(37.1)	(26.9)
FINANCING ACTIVITIES
Proceeds from issuance of common shares	0.1	0.6	0.2	0.6
Dividends paid to shareholders	(2.6)	—	(89.5)	—
Distributions paid to share-based award holders	—	—	(3.1)	—
Repurchase of shares	—	—	(0.3)	—
Repayments of long-term debt	(0.8)	—	(154.0)	—
Borrowings on long-term debt, net	—	—	322.6	—
Payments of financing costs	(1.7)	—	(12.6)	—
Excess tax benefit related to share-based payment arrangements	—	0.6	—	0.7
Cash provided by (used in) financing activities	(5.0)	1.2	63.3	1.3
Change in cash and cash equivalents	(22.4)	43.3	7.9	51.0
Cash and cash equivalents, beginning of period	73.0	41.5	42.7	33.8
Cash and cash equivalents, end of period	50.6	84.8	50.6	84.8

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	13.0	55.9	143.9	158.9	—	—	371.7
Intersegment	19.3	37.3	18.3	—	—	(74.9)	—
Total sales	32.3	93.2	162.2	158.9	—	(74.9)	371.7

Segment profit (loss)	1.4	13.7	23.1	14.6	(6.3)	2.6	49.1
Depreciation and amortization	2.2	5.3	11.1	4.8	0.3	—	23.7
Capital expenditures	2.7	3.9	8.0	4.9	0.8	—	20.3

Reconciliation of segment profit (loss) to operating income:
Segment profit (loss)	1.4	13.7	23.1	14.6	(6.3)	2.6	49.1
Depreciation and amortization	(2.2)	(5.3)	(11.1)	(4.8)	(0.3)	—	(23.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	1.0	(1.6)	—	—	(0.6)
Gain (loss) on disposal of assets	—	—	(1.1)	4.3	—	—	3.2
Non-cash pension, accretion and stock compensation	(0.1)	(0.2)	(1.3)	(1.1)	(1.3)	—	(4.0)
Relocation and severance	—	—	—	(0.1)	(0.1)	—	(0.2)
Consulting fees	—	—	—	—	—	—	—
Cash settlements on hedging transactions	—	—	0.5	2.8	—	—	3.3
Other, net	—	(0.3)	0.1	0.1	—	(2.0)	(2.1)
Operating income (loss)	(0.9)	7.9	11.2	14.2	(8.0)	0.6	25.0
Interest expense, net							8.8
Gain on hedging activities, net							(22.4)
Total other income, net							(13.6)
Income before income taxes							38.6

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	17.8	60.5	174.3	173.7	—	—	426.3
Intersegment	18.6	48.7	18.3	—	—	(85.6)	—
Total sales	36.4	109.2	192.6	173.7	—	(85.6)	426.3

Segment profit (loss)	6.0	27.6	48.0	16.2	(7.2)	(2.1)	88.5
Depreciation and amortization	2.8	5.2	11.6	4.6	0.3	—	24.5
Capital expenditures	2.3	3.0	6.1	3.7	0.7	—	15.8

Reconciliation of segment profit (loss) to operating income:
Segment profit (loss)	6.0	27.6	48.0	16.2	(7.2)	(2.1)	88.5
Depreciation and amortization	(2.8)	(5.2)	(11.6)	(4.6)	(0.3)	—	(24.5)
Last in, first out and lower of cost or market inventory adjustments	—	—	(3.6)	(2.4)	—	(3.1)	(9.1)
Gain (loss) on disposal of assets	0.7	—	(0.7)	(0.4)	—	—	(0.4)
Non-cash pension, accretion and stock compensation	(0.2)	(0.2)	(0.7)	(0.6)	(1.6)	—	(3.3)
Relocation and severance	—	(0.1)	—	(0.1)	—	—	(0.2)
Consulting fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	(0.2)	(1.4)	—	—	(1.6)
Other, net	0.1	—	(0.3)	0.1	(0.2)	3.6	3.3
Operating income (loss)	3.8	22.1	30.9	6.8	(9.4)	(1.6)	52.6
Interest expense, net							5.5
Gain on hedging activities, net							(24.3)
Total other income, net							(18.8)
Income before income taxes							71.4

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six months ended June 30, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	23.7	113.5	284.0	304.0	—	—	725.2
Intersegment	41.8	74.2	40.1	—	—	(156.1)	—
Total sales	65.5	187.7	324.1	304.0	—	(156.1)	725.2

Segment profit (loss)	3.6	27.4	48.8	29.1	(15.0)	(0.2)	93.7
Depreciation and amortization	4.2	10.5	21.9	9.3	0.7	—	46.6
Capital expenditures	4.0	8.2	20.7	7.7	1.3	—	41.9

Reconciliation of segment profit (loss) to operating income:
Segment profit (loss)	3.6	27.4	48.8	29.1	(15.0)	(0.2)	93.7
Depreciation and amortization	(4.2)	(10.5)	(21.9)	(9.3)	(0.7)	—	(46.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	4.4	0.4	—	(0.5)	4.3
Gain (loss) on disposal of assets	—	—	(1.6)	4.2	—	—	2.6
Non-cash pension, accretion and stock compensation	(0.1)	(0.4)	(2.7)	(2.4)	(3.5)	—	(9.1)
Relocation and severance	—	—	(0.2)	(0.1)	(0.1)	—	(0.4)
Consulting fees	—	—	—	—	(0.5)	—	(0.5)
Cash settlements on hedging transactions	—	—	0.5	4.0	—	—	4.5
Other, net	—	(0.4)	0.1	0.1	(0.2)	0.5	0.1
Operating income (loss)	(0.7)	16.1	27.4	26.0	(20.0)	(0.2)	48.6
Interest expense, net							15.3
Gain on hedging activities, net							(37.1)
Debt refinancing expense							8.1
Total other income, net							(13.7)
Income before income taxes							62.3

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six months ended June 30, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	34.6	121.6	339.6	325.1	—	—	820.9
Intersegment	39.9	91.5	33.8	—	—	(165.2)	—
Total sales	74.5	213.1	373.4	325.1	—	(165.2)	820.9

Segment profit (loss)	12.4	50.5	95.8	29.7	(13.8)	(4.0)	170.6
Depreciation and amortization	4.4	10.4	23.3	9.4	0.6	—	48.1
Capital expenditures	5.4	5.3	12.2	5.7	0.7	—	29.3

Reconciliation of segment profit (loss) to operating income:
Segment profit (loss)	12.4	50.5	95.8	29.7	(13.8)	(4.0)	170.6
Depreciation and amortization	(4.4)	(10.4)	(23.3)	(9.4)	(0.6)	—	(48.1)
Last in, first out and lower of cost or market inventory adjustments	—	—	(8.4)	(8.3)	—	(2.5)	(19.2)
Loss on disposal of assets	0.7	—	(1.2)	(1.0)	—	—	(1.5)
Non-cash pension, accretion and stock compensation	(0.3)	(0.3)	(1.4)	(1.2)	(3.8)	—	(7.0)
Relocation and severance	—	(0.2)	(0.2)	(0.1)	(0.1)	—	(0.6)
Consulting fees	—	—	—	—	(0.4)	—	(0.4)
Cash settlements on hedging transactions	—	—	(0.4)	(2.4)	—	—	(2.8)
Other, net	—	(0.2)	(0.2)	—	(0.2)	3.6	3.0
Operating income (loss)	8.4	39.4	60.7	7.3	(18.9)	(2.9)	94.0
Interest expense, net							11.2
Gain on hedging activities, net							(46.1)
Total other income, net							(34.9)
Income before income taxes							128.9

ADJUSTED EBITDA
(in millions)
(unaudited)
Management uses "Adjusted EBITDA" as a liquidity measure in respect of the fixed-charge coverage ratio and the net senior secured leverage ratio, as defined in the Company’s debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, and depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
					June 30,	December 31,
	2012	2011	2012	2011	2012	2011
	$	$	$	$	$	$
Adjusted EBITDA	38.6	82.5	73.6	158.2	151.2	235.8
Last in, first out and lower of cost or market inventory adjustments (a)	(0.6)	(9.1)	4.3	(19.2)	10.9	(12.6)
Gain (loss) on disposal of assets	3.2	(0.4)	2.6	(1.5)	0.8	(3.3)
Non-cash pension, accretion and stock compensation	(4.0)	(3.3)	(9.1)	(7.0)	(14.5)	(12.4)
Relocation and severance	(0.2)	(0.2)	(0.4)	(0.6)	(2.7)	(2.9)
Consulting fees	—	(0.1)	(0.5)	(0.4)	(2.4)	(2.3)
Interest rate swap	—	(2.3)	—	(2.3)	(2.3)	(4.6)
Debt refinancing expense	—	—	(8.1)	—	(8.1)	—
Non-cash derivative gains (b)	36.2	31.0	61.7	58.0	120.7	117.0
Other, net	(2.1)	3.3	0.1	3.0	(12.1)	(9.2)
Depreciation and amortization	(23.7)	(24.5)	(46.6)	(48.1)	(96.2)	(97.7)
Interest expense, net	(8.8)	(5.5)	(15.3)	(11.2)	(25.6)	(21.5)
Income tax (expense)	(13.3)	(24.0)	(20.8)	(43.2)	(23.0)	(45.4)
Net income	25.3	47.4	41.5	85.7	96.7	140.9

(a)
The Company’s New Madrid smelter and the Company's rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to the Company’s derivatives are included in Adjusted EBITDA and are shown in the table below:

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
	2012	2011	2012	2011	June 30,	December 31,
	$	$	$	$	$	$
Variable price aluminum offset swaps and other	3.3	(1.6)	4.5	(1.2)	5.6	(0.1)
Natural gas swaps	10.6	6.0	20.1	6.4	39.8	26.1
Interest rate swaps	—	2.3	—	—	4.6	4.6
Total	13.9	6.7	24.6	5.2	50.0	30.6
Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended June 30,		Six months ended June 30,		Twelve months ended
	2012	2011	2012	2011	June 30, 2012	December 31, 2011
	$	$	$	$	$	$
Adjusted EBITDA	38.6	82.5	73.6	158.2	151.2	235.8
Stock compensation expense	0.8	1.5	3.0	3.5	4.8	5.3
Changes in other assets	(2.0)	(1.1)	(3.4)	(6.9)	(3.2)	(6.7)
Changes in pension, other post-retirement liabilities and other long-term liabilities	2.4	(5.4)	1.1	(2.3)	(10.9)	(14.3)
Changes in current operating assets and liabilities	(17.6)	(4.1)	(48.8)	(29.2)	11.2	30.8
Changes in current income taxes	(10.9)	(19.5)	(20.7)	(38.5)	(52.7)	(70.5)
Changes in accrued interest	(8.1)	4.1	(13.9)	(0.9)	(22.8)	(9.8)
Non-cash pension, accretion and stock compensation	(4.0)	(3.3)	(9.1)	(7.0)	(14.5)	(12.4)
Restructuring, relocation and severance	(0.2)	(0.2)	(0.4)	(0.6)	(2.7)	(2.9)
Consulting and sponsor fees	—	(0.1)	(0.5)	(0.4)	(2.4)	(2.3)
Interest rate swaps	—	(2.3)	—	(2.3)	(2.3)	(4.6)
Other, net	(0.9)	3.4	0.8	3.0	(10.0)	(7.8)
Cash flow provided by (used in) operating activities	(1.9)	55.5	(18.3)	76.6	45.7	140.6

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)
Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of integrated net cash cost of primary aluminum:

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Total primary aluminum cash cost (in millions)	$107.2	$101.2	$218.0	$195.0
Total shipments (pounds, in millions)	146.2	144.0	288.4	287.0
Integrated primary aluminum net cash cost (per pound)	$0.73	$0.70	$0.75	$0.68

(a) Total primary aluminum cash cost is calculated below (in millions):
Total Primary Aluminum revenue	$162.2	$192.6	$324.1	$373.4
Less: fabrication premiums and other revenue	(14.2)	(11.9)	(26.5)	(23.7)
Realized Midwest Transaction Price revenue	148.0	180.7	297.6	349.7
Primary Aluminum segment profit	23.1	48.0	48.8	95.8
Alumina segment profit	13.7	27.6	27.4	50.5
Bauxite segment profit	1.4	6.0	3.6	12.4
Eliminations	2.6	(2.1)	(0.2)	(4.0)
Total	40.8	79.5	79.6	154.7
Total primary aluminum cash cost (in millions)	$107.2	$101.2	$218.0	$195.0

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
"Net income, excluding special items" means net income adjusted to eliminate the impact of certain transactions and events referred to as "special items," as listed herein. "Diluted earnings per share, excluding special items" refers to net income excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income, excluding special items and diluted earnings per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net income, excluding special items may not be comparable to similarly titled measures used by other companies. Net income, excluding special items should not be considered in isolation from or as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Net income, excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items are outlined below (in millions):

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Transaction costs (1)	—	—	(8.6)	—
Modification of stock options (2)	—	—	(1.2)	—
Gain on sale of idle mill equipment	4.5	—	4.5	—
Gain on hedging activities	22.4	24.3	37.1	46.1
Total special items (pre-tax)	26.9	24.3	31.8	46.1

(1)
Includes $8.1 million of costs related to the refinancing and the tender offer, including creditor and third-party fees as well as the write-off of deferred financing fees. This amount also includes $0.5 million of costs related to the public secondary offering of 10 million shares of our common stock by Apollo.

(2)
During first quarter 2012, holders of stock options, service-vesting restricted stock and restricted stock units were paid cash for the $1.25 per share supplemental dividend. We accelerated $1.2 million of share-based payment compensation expense in connection with this award modification.

Diluted earnings per share, excluding special items is calculated as follows (in millions):

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
	$	$	$	$
Pre-tax income	38.6	71.4	62.3	128.9
Pre-tax impact of special items	(26.9)	(24.3)	(31.8)	(46.1)
Pre-tax income, excluding special items	11.7	47.1	30.5	82.8
Income taxes, excluding special items	3.9	15.7	10.3	27.7
Net income, excluding special items	7.8	31.4	20.2	55.1
Weighted average common shares outstanding, diluted (shares, in millions)	69.33	68.32	69.09	68.22
Diluted earnings per share, excluding special items	0.11	0.46	0.29	0.81

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as "believes," "expects," "may," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.
For Question-and-Answer Participants
Participants are strongly encouraged to pre-register for the conference call using the URL below, as it will expedite entry into the conference call. Pre-registrants are issued an individual PIN number that provides immediate access into the live conference call. If you do not wish to pre-register, please dial the appropriate number below at least 15 minutes prior to the start of the call to participate in the question-and-answer session.
Preregistration URL: https://www.theconferencingservice.com/prereg/key.process?key=PGTVWFFCD
U.S. participants: 888.679.8038
International participants: 617.213.4850
Participant Passcode: 66913959
Contact Information
Robert Mahoney
Chief Financial Officer
(615) 771-5752
robert.mahoney@noralinc.com